UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
NORTH PENN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

216 Adams Avenue
Scranton, Pennsylvania 18503-1692
March 31, 2006
Dear Fellow Shareholders:
          You are cordially invited to attend the Annual Meeting of Shareholders of North Penn Bancorp, Inc. The meeting will be held at the Radisson Lackawanna Station Hotel Scranton, 700 Lackawanna Avenue, Scranton, Pennsylvania 18503, on Tuesday, May 23, 2006 at 9:00 a.m., local time.
          The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will report on the operations of the Company. Directors and officers of the Company, as well as representatives of McGrail Merkel Quinn & Associates, North Penn Bancorp, Inc.’s independent registered accounting firm, will be present at the annual meeting to respond to appropriate questions of our shareholders.
          The Board of Directors of North Penn Bancorp, Inc. has determined that the matters to be considered at the annual meeting are in the best interest of North Penn Bancorp, Inc. and its shareholders. It is important that your shares are represented at this meeting, whether or not you attend in person. Therefore, to make sure that your shares are represented, please sign and return the enclosed WHITE proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a WHITE proxy card.
          On behalf of the Board of Directors and all of the employees of North Penn Bancorp, Inc. and North Penn Bank, I thank you for your continued interest and support.

Sincerely yours, Frederick L. Hickman President and Chief Executive Officer

THIS PAGE LEFT BLANK INTENTIONALLY

NORTH PENN BANCORP, INC.
216 Adams Avenue
Scranton, Pennsylvania 18503-1692
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2006
          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of North Penn Bancorp, Inc. (the “Company”) will be held at 9:00 a.m., local time, on Tuesday, May 23, 2006 at the Radisson Lackawanna Station Hotel Scranton, 700 Lackawanna Avenue, Scranton, Pennsylvania, 18503, for the following purposes:
1.	To elect three Class II directors to serve for three-year terms and until their successors are duly elected and qualified;

2.	To approve the North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan;

3.	To ratify the appointment of McGrail Merkel Quinn & Associates as Independent Registered Accounting Firm for the Company for the fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
          NOTE: The Board of Directors is not aware of any other business to come before the meeting.
          Record holders of the common stock of North Penn Bancorp, Inc. at the close of business on March 24, 2006 are entitled to receive notice of the annual meeting and to vote at the meeting and any adjournment or postponement of the meeting. The annual meeting may be adjourned to permit the Company to solicit proxies in the event that there are insufficient votes for a quorum or to approve any of the proposals at the time of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS, Frank H. Mechler Secretary

March 31, 2006
Scranton, Pennsylvania
          IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

THIS PAGE LEFT BLANK INTENTIONALLY

PROXY STATEMENT
OF
NORTH PENN BANCORP, INC.

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of North Penn Bancorp, Inc. (the “Company”), a Pennsylvania business corporation headquartered at 216 Adams Avenue, Scranton, Pennsylvania 18503-1692, to be used at the annual meeting of shareholders. The Annual Meeting will be held at the Radisson Lackawanna Station Hotel Scranton, 700 Lackawanna Avenue Scranton, Pennsylvania 18503 on Tuesday, May 23, 2006 at 9:00 a.m., local time. This Proxy Statement and the enclosed WHITE proxy card are being first mailed on or about March 31, 2006 to shareholders of record as of March 24, 2006.
GENERAL INFORMATION ABOUT VOTING
Who Can Vote at the Meeting
          You are entitled to vote your North Penn Bancorp, Inc. common stock only if the records of the Company show that you held your shares as of the close of business on March 24, 2006. As of the close of business on March 24, 2006, a total of 1,443,555 shares of common stock were outstanding, including 778,415 shares of common stock held by North Penn Mutual Holding Company and 28,277 held by North Penn Charitable Foundation. Each share of common stock has one vote. Record owners of the Company’s outstanding common stock, other than North Penn Mutual Holding Company, who beneficially own, either directly or indirectly, in excess of 10% of the then-outstanding shares are not entitled to vote the shares held in excess of the 10% limit.
Vote by North Penn Mutual Holding Company
          North Penn Mutual Holding Company, the mutual holding company for North Penn Bancorp, Inc., owns 53.9% of the outstanding shares of common stock of North Penn Bancorp, Inc. as of March 24, 2006. All shares of common stock owned by North Penn Mutual Holding Company will be voted in accordance with the instructions of the Board of Directors of North Penn Mutual Holding Company, the members of which are identical to the members of the Board of Directors of North Penn Bancorp, Inc. North Penn Mutual Holding Company is expected to vote such shares “FOR” each nominee for election as a director and “FOR” each other proposal.
Attending the Meeting
          If you are the beneficial owner of North Penn Bancorp, Inc. common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of your ownership of such stock to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.
Quorum and Vote Required
          General. The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting in person or by proxy. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

          Election of Directors. The Company’s Board of Directors consists of nine members. At this year’s annual meeting, shareholders will elect three directors to serve three-year terms. In voting for the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. The term “plurality” means that the three nominees for Class II director receiving the largest number of votes cast will be elected to serve as Class II directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.
          Approval of the Omnibus Stock Option Plan. In voting for the North Penn Bancorp, Inc. Omnibus Stock Option Plan, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes eligible to be cast at the annual meeting, including the shares held by North Penn Mutual Holding Company (“Vote Standard A”), assuming a quorum is present, AND by the affirmative vote of a majority of the votes cast at the annual meeting, excluding the shares held by North Penn Mutual Holding Company (“Vote Standard B”), assuming a quorum is present. For Vote Standard A, abstentions and broker non-votes will have the same effect as a negative vote. For Vote Standard B, abstentions and broker non-votes will have no effect on the voting.
          Ratification of Independent Registered Accounting Firm. In voting for the ratification of the appointment of McGrail Merkel Quinn & Associates as independent registered accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. This proposal will be decided by the affirmative vote of a majority of the votes cast at the annual meeting by all shareholders entitled to vote thereon, assuming a quorum is present. On this matter, abstentions and broker non-votes will have no effect on the voting.
Voting By Proxy
          The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed WHITE proxy card. All shares of common stock represented at the annual meeting by properly executed and dated WHITE proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a WHITE proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
•	“FOR” THE ELECTION OF ITS NOMINEES FOR CLASS II DIRECTORS;

•	“FOR” APPROVAL OF THE NORTH PENN BANCORP, INC. OMNIBUS STOCK OPTION PLAN; AND

•	“FOR” RATIFICATION OF MCGRAIL MERKEL QUINN & ASSOCIATES AS INDEPENDENT REGISTERED ACCOUNTING FIRM.
          If any matter not described in this Proxy Statement is properly presented at the annual meeting, the persons named on the WHITE proxy card will use their own best judgment to determine how to vote your shares. The Company does not know of any other matters to be presented at the annual meeting.
          You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

          If your common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.
          IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT OUR VOTING SOLICITOR, REGAN & ASSOCIATES, INC. AT (800) 737-3426.
Participants in the North Penn Bank Employee Stock Ownership Plan and the North Penn Bank Employees’ Savings and Profit Sharing Plan and Trust
          If you participate in the North Penn Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the North Penn Bank Employees’ Savings and Profit Sharing Plan and Trust (the “401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans.
          ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.
          401(k) Plan. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the North Penn Bank Stock Fund credited to his or her account. The trustee, subject to its fiduciary duties, will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions.
          Voting Instructions Deadline. The deadline for returning your voting instructions to each plan’s trustee is May 15, 2006.
CORPORATE GOVERNANCE
General
          North Penn Bancorp, Inc. periodically reviews and revises its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.
Corporate Governance Policies and Procedures
          The Company has adopted a corporate governance policy, a copy of which is posted on the Company’s website at www.northpennbank.com, to govern certain activities, including:
(1)	the duties and responsibilities of each director;

(2)	the composition, responsibilities and operation of the Board of Directors;

(3)	the establishment and operation of board committees;

(4)	succession planning;

(5)	appointing an independent lead director and convening executive sessions of independent directors;

(6)	the Board of Directors’ interaction with management and third parties; and

(7)	the evaluation of the performance of the Board of Directors and of the chief executive officer.
Code of Ethics and Business Conduct
          The Company has adopted a Code of Ethics and Business Conduct, a copy of which is posted on the Company’s website at www.northpennbank.com, that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.
          As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.
Nominating and Corporate Governance Committee Procedures
          It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Shareholders
          To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee in care of the Secretary, at the main office of the Company:
1.	The name, age, business address and residence address of the person recommended as a director candidate;

2.	The principal occupation or employment of the person recommended as a director candidate;

3.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

4.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

5.	As to the person making the recommendation, the name and address, as they appear on the Company’s books, of such person; provided, however, that if the person is not a registered holder of the Company’s common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of the Company’s common stock; and

6.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.
          In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.
Minimum Qualifications
          The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a requirement that the candidate live within 50 miles of North Penn Bank’s (the “Bank”) main office, own at least 1,000 shares of Company common stock, be less than 75 years of age, not be a management official of another depository institution and not have been subject to certain criminal or regulatory actions. Current directors are exempt from the age limitation for board service. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
          The Nominating and Corporate Governance Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nominating and Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.
          In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.
Process for Identifying and Evaluating Nominees
          The Nominating and Corporate Governance Committee process that it follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:
          Identification. For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities. The Nominating and Corporate Governance Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.
          Evaluation. In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and may interview the candidate.

STOCK OWNERSHIP
          The following table sets forth, as of March 24, 2006, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the Company’s outstanding common stock, the number of shares beneficially owned by such person and the percentage of the Company’s outstanding common stock so owned.

		Percent of Outstanding
	Number of Shares	Common Stock
Name and Address	Beneficially Owned(1)	Beneficially Owned(2)
North Penn Mutual Holding Company 216 Adams Avenue Scranton PA 18503-1692	778,415 (3)	53.9%

(1)	The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as, securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 24, 2006. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Based on 1,443,555 shares of the Company’s common stock outstanding and entitled to vote as of March 24, 2006.

(3)	Acquired in the Bank’s mutual holding company reorganization, which was completed on June 1, 2005. The members of the Board of Directors of the Company and the Bank also constitute the Board of Directors of North Penn Mutual Holding Company.
          The following table sets forth the information concerning the number of shares and percentage of Company common stock beneficially owned, as of March 24, 2006, by each present director, nominee for director, executive officer named in the compensation table set forth elsewhere herein and by all directors and executive officers as a group.

	Amount and Nature of
Name of Beneficial Owner(1)	Beneficial Ownership		Percent of Class(2)
Thomas A. Byrne	1,746	(3)	*

Thomas J. Dziak	7,011	(4)	*

Gordon S. Florey	2,000	(5)	*

Frederick L. Hickman	10,307	(6)	*

Herbert C. Kneller	1,200		*

Frank H. Mechler	5,000	(7)	*

James W. Reid	2,000		*

Otto P. Robinson	2,500		*

David Samuel	5,000		*

John Schumacher	2,500		*

	Amount and Nature of
Name of Beneficial Owner(1)	Beneficial Ownership	Percent of Class(2)
Kevin M. Lamont	30,000 (8)	2.08%

Executive Officers, Directors and Nominees for Director as a Group (11 persons)	69,264	4.80%

*	Less than 1%.

(1)	The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as, securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 24, 2006. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Based on 1,443,555 shares of the Company’s common stock outstanding and entitled to vote as of March 24, 2006.

(3)	Shares owned by Mr. Byrne held in 401(k) Plan.

(4)	Includes 4,000 shares owned by Mr. Dziak held in IRA and 2,011 shares held in 401(k) Plan.

(5)	Shares owned by Mr. Florey held in IRA.

(6)	Includes 4,830 shares owned by Mr. Hickman held in 401(k) Plan, 100 shares owned by Mr. Hickman’s wife, 100 shares held by Mr. Hickman as custodian for his son and 100 shares held by Mr. Hickman as custodian for his daughter.

(7)	Shares owned by Mr. Mechler as trustee for Judith Mechler Trust.

(8)	Includes 10,000 shares held by Mr. Lamont in Lamont Development Company, Inc.
PROPOSAL 1. ELECTION OF DIRECTORS
          The Company’s Board of Directors consists of nine members, all of whom are independent under the listing standards of the Nasdaq Stock Market (“Nasdaq”), except for Frederick L. Hickman, who is employed as the president and chief executive officer. The Board is divided into three classes, as nearly equal in number as possible, and known as Class I, Class II and Class III. The Class II directors elected at this annual meeting will serve for three-year terms. The Class III and Class I directors will continue to serve for one and two years, respectively, in order to complete their three-year terms.
          The Board of Directors fixed the number of directors in Class II at three and has nominated Herbert C. Kneller, Frank H. Mechler and David Samuel for election as Class II directors to hold office for three-year terms to expire at the 2009 Annual Meeting of Shareholders or when their successors are duly elected and qualified. Directors Kneller, Mechler and Samuel are currently directors of the Company, North Penn Mutual Holding Company and the Bank.
          Unless you indicate on your WHITE proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named on the WHITE proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.

          The Board of Directors recommends that you vote “FOR” the election of its nominees.
          Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.
Nominees for Election As Class II Directors – Terms Expire in 2009

	Age as of		Director Since	Directorship of
	March 24,	Principal Occupation	Company	Other Public
Name	2006	for Past Five Years	(Bank)	Companies
Herbert C. Kneller	61	Project Engineer for Hanson Aggregates Pennsylvania, Inc.	2005 (1975)	None

Frank H. Mechler	86	Retired. Prior to his retirement, Mr. Mechler served as the President and Secretary of North Penn Bank. Mr. Mechler serves as Secretary of North Penn Bank.	2005 (1979)	None

David Samuel	79	Retired. Prior to his retirement, Mr. Samuel owned Samuel Fuel Oil.	2005 (1975)	None
Continuing Class III Directors – Terms Expire in 2007

	Age as of		Director Since	Directorship of
	March 24,	Principal Occupation	Company	Other Public
Name	2006	for Past Five Years	(Bank)	Companies
Frederick L. Hickman	50	President and Chief Executive Officer of North Penn Bancorp, Inc., North Penn Mutual Holding Company and North Penn Bank. Prior to joining North Penn Bank in 2000, Mr. Hickman served as President and Chief Executive Officer of Union National Bank of Mount Carmel.	2005 (2000)	None

Kevin M. Lamont	47	President of Millennium Health Services, Inc. and President of Lamont Development Company, Inc.	2005 (2004)	None

Otto P. Robinson, Esq.	67	Retired. Prior to his retirement, he served as President, Director and General Counsel of Penn Security Bank & Trust Co.	2005 (1975)	Penseco Financial Services, Corp.

Continuing Class I Directors – Terms Expire in 2008

	Age as of		Director Since	Directorship of
	March 24,	Principal Occupation	Company	Other Public
Name	2006	for Past Five Years	(Bank)	Companies
Gordon S. Florey	80	Retired.	2005 (1979)	None

James W. Reid, Esq.	54	Partner in the law firm of Oliver Price & Rhodes.	2005 (2001)	None

John Schumacher	68	Retired. Prior to his retirement, Mr. Schumacher was Commodities Coordinator and Nutritionist for Maid Rite Steak Co., Inc.	2005 (1989)	None
Executive Officers Who Are Not Directors

	Age as of
	March 24,	Principal Occupation
Name	2006	for Past Five Years
Thomas J. Dziak	49	Executive Vice President of North Penn Mutual Holding Company and North Penn Bancorp. Prior to joining North Penn Bank in February of 2001, Mr. Dziak served as a vice president and loan officer at LA Bank, NA.

Thomas A. Byrne	45	Senior Vice President of North Penn Mutual Holding Company and North Penn Bancorp. Prior to joining North Penn Bank in January of 2005, Mr. Byrne served as a vice president and commercial loan officer at Community Bank & Trust.
Meetings of the Board of Directors
          The Company and the Bank conduct business through meetings and activities of their Boards of Directors and their committees. During the year ended December 31, 2005, the Boards of Directors of the Company and the Bank held 1 and 14 meetings, respectively. No director attended fewer than 75% of the aggregate of total meetings of the Company’s and the Bank’s respective Board of Directors and the committees on which such director served.
Committees of the Board of Directors
          Audit Committee. The Company maintains a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee, consisting of Messrs. Lamont (Chairman), Schumacher and Kneller, meets periodically with the independent registered accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters. This committee met 3 times during the year ended December 31, 2005. Each member of the Audit Committee is independent in accordance with the listing standards of Nasdaq. The Audit Committee does not have an “audit committee financial expert.” The Audit Committee believes that the cost to retain a financial expert at this time is prohibitive. However, the Board of Directors believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee. The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix B to this Proxy Statement and is posted on the Company’s website at www.northpennbank.com. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement. See “PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM – REPORT OF THE AUDIT COMMITTEE.”

          Compensation Committee. The Company maintains a standing Compensation Committee. The Compensation Committee, consisting of Messrs. Schumacher (Chairman), Kneller and Lamont, is responsible for all matters regarding the Company’s and the Bank’s employee compensation and benefit programs. The Company’s Compensation Committee met one time in fiscal 2005. Each member of the Compensation Committee is independent in accordance with the listing standards of Nasdaq. The Compensation Committee acts under a written charter adopted by the Board of Directors. A copy of the Company’s Compensation Committee charter is posted on the Company’s website at www.northpennbank.com.
          Nominating and Corporate Governance Committee. The Company maintains a standing Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, consisting of Messrs. Reid (Chairman), Schumacher and Lamont, takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines that should be adopted by the Company and monitoring compliance with these policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, considering the candidates recommended by shareholders for Board membership, and recommending to the Board the director nominees for election at the next annual meeting of shareholders. It manages the Board’s annual review of it’s performance and recommends director candidates for each committee for appointment by the Board. Since the Company was formed on June 1, 2005 and this is the first annual meeting of the Company, this committee did not meet during 2005. Each member of the Nominating and Corporate Governance Committee is independent in accordance with the listing standards of Nasdaq. The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors. A copy of the Nominating and Corporate Governance Committee charter is posted on the Company’s website at www.northpennbank.com. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this Proxy Statement. See “CORPORATE GOVERNANCE.”
Attendance at the Annual Meeting
          All directors are expected to attend the 2006 Annual Meeting of Shareholders.
Directors’ Compensation
          Fees. Each non-employee director of the Bank receives a monthly retainer of $375. In addition, each non-employee director receives $400 per Board meeting attended, except the Chairman who receives $650 per Board meeting, and $200 per committee meeting attended.
          Total Compensation. In the aggregate, the Board of Directors received $91,025 for all Board of Directors meetings of the Company, of the Bank and various committee meetings attended in 2005.
PROPOSAL 2. APPROVAL OF THE NORTH PENN BANCORP, INC.
2006 OMNIBUS STOCK OPTION PLAN
          North Penn is requesting that the shareholders vote to approve the North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan (the “Plan”), which will provide stock compensation to officers, employees, and directors of the Company and its subsidiaries based on the Company’s performance and/or other factors. The following summary of major features of the Plan is subject to the specific provisions in the full text of the Plan set forth as Appendix A to this Proxy Statement.
          The Company believes strongly that an emphasis on stock ownership will be integral to its ability to achieve consistently superior performance in the years ahead. Therefore, the approval of the proposed Plan is vital to the Company’s ability to achieve its future goals.

Purpose of Plan
          The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries by (a) encouraging officers, employees, and directors of the Company and its subsidiaries to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers, employees, and directors with exceptional qualifications, and (c) linking officers, employees, and directors directly to shareholder interests through ownership of the Company. The Plan seeks to achieve this purpose by providing for awards in the form of options and restricted stock. The Company anticipates that the Plan will assist the Company in achieving its objective of continuing to provide appropriate incentives to motivate the achievement of competitively superior performance.
Key Terms
          The Company has designed the Plan to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

Plan Effective Date:	March 28, 2006.

Plan Term	The Plan terminates by its terms on March 28, 2016, which is 10 years from its effective date.

Eligible Participants:	All officers, employees, and non-employee directors of the Company and its subsidiaries.

Shares Authorized:	93,119 shares of Company common stock, par value $0.10 per share (66,514 shares can be issued pursuant to options and 26,605 shares can be issued as restricted stock)

Shares Authorized as a Percent of Outstanding Common Stock:	6.45% of shares outstanding on March 24, 2006.

Award Types:	(1) Incentive stock options with a term no longer than 10 years;
(2) Non-qualified stock options with a term no longer than 10 years; and
(3) Restricted stock.

Share Limits Per Person:	25,000 shares

Vesting:	Five-year graded vesting (20% per year), provided that the participant remains in continuous employment or service with the Company or a subsidiary. Satisfaction of predetermined performance criteria may be required for vesting in the discretion of the Compensation Committee.

Individual Limit	Awards of options under the Plan to any individual employee may not exceed, in the aggregate, options to acquire 25,000 shares during any 12-month period.
Eligibility
          Only officers, employees, and non-employee directors of the Company and its subsidiaries are eligible to receive awards under the Plan. The Compensation Committee will determine which officers, employees, and directors will be eligible to receive awards under the Plan.

Shares Authorized; Adjustments
          93,119 shares of Company common stock are authorized for awards under the Plan. Of that number, 66,514 shares may be issued pursuant to options and 26,605 shares may be issued as restricted stock, subject to adjustment as described below.
          In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase, or exchange of Company common stock or similar event affecting the common stock, the number and kind of shares granted under the Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards, the exercise price of outstanding stock options, and the limit on option awards to any one individual in a 12-month period will be automatically adjusted.
Awards
          Subject to Plan limits, the Compensation Committee has the discretionary authority to determine the size of an award, any continuous service or performance-based vesting requirements, and other conditions of the award.
Vesting of Awards
          Each option and restricted stock award will be subject to the terms and conditions specified in the agreement evidencing the award, as determined by the Compensation Committee. Each award must provide that the restrictions will not lapse and the award will not vest at a rate of 20% per year over five years provided that the participant remains in continuous employment or service with the Company or a subsidiary. In addition, in the discretion of the Compensation Committee, vesting of options and restricted stock awards may be tied to the satisfaction of one or more predetermined performance goals.
Exercise Price and Term of Stock Options
          The exercise price of stock options granted under the Plan may not be less than the fair market value of the common stock on the date of grant and the option term may not be longer than 10 years.
Payment of Exercise Price and Withholding
          A participant may pay the exercise price of a stock option in cash, common stock owned by the participant, or by a combination of cash and common stock. The Company will require, prior to issuing common stock under the Plan, whether upon the exercise of an option or vesting of restricted stock, that the participant remit an amount in cash or common stock sufficient to satisfy any tax withholding requirements.
Transferability
          In general, stock options granted under the Plan may be transferred only by will and the laws of descent and distribution. A participant, however, may transfer a nonqualified stock option with the approval of the Compensation Committee to one or more members of the participant’s immediate family. A participant may not transfer or otherwise encumber restricted stock awarded under the Plan until the applicable restrictions lapse.
Change in Control
          All stock options and restricted stock awarded under the Plan will become exercisable/fully vested upon the occurrence of a change in control as defined in the Plan.

Termination of Employment or Service
          In general, upon a participant’s termination of employment or service with the Company or a subsidiary, such participant will forfeit any unvested options or restricted stock. Stock options and restricted stock awarded to a participant under the Plan, however, will vest upon a participant’s termination of employment or service due to death, disability, or retirement (as such terms are defined in the Plan). Subject to certain exceptions, vested nonqualified stock options will expire one year after the termination of a participant’s employment or service. Vested incentive stock options will expire three months after termination of a participant’s employment or service.
Plan Administration
          The Compensation Committee will administer the Plan. The Compensation Committee will select the individuals who will receive awards under the Plan, determine the number of shares covered thereby, and establish the terms, conditions, and other provisions of the awards. The Compensation Committee may interpret the Plan and establish, amend, and rescind any rules relating to administration of the Plan.
Amendments
          The Board may terminate, amend, or suspend the Plan at any time, provided that the Board may not amend the Plan without the approval of the shareholders if the amendment otherwise requires the approval of shareholders under federal or state law. In addition, no amendment, termination, or suspension of the Plan may adversely affect any award granted to a participant under the Plan without the consent of such participant.
Certain Federal Income Tax Consequences of the Plan
          The following summarizes the federal income tax consequences of a employee’s participation in the Plan. This summary does not address federal employment taxes, state and local income taxes, and other taxes that may be applicable and is not intended to be a complete description of the tax consequences of participation in the Plan.
          Incentive Stock Options. For federal income tax purposes, a participant who is granted an incentive stock option under the Plan does not receive taxable income at the time of the grant or exercise of such incentive stock option. If such participant retains the shares acquired pursuant to the exercise of the incentive stock option for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the shares will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income upon disposition equal to the difference between the exercise price and fair market value of the shares on the exercise date. Any additional gain or loss recognized upon any later disposition of the shares is treated as a capital gain or loss. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the participant’s alternative minimum taxable income and may be subject to the alternative minimum tax.
          Nonqualified Stock Options. A participant who receives a nonqualified stock option with an exercise price equal to the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the Company or a subsidiary is subject to tax withholding.

          Restricted Stock Awards. Code Section 83 governs the taxation of restricted stock awards. A participant who is awarded restricted stock will recognize ordinary income in the year when the stock is no longer subject to a “substantial risk of forfeiture.” Restricted stock awards are subject to a substantial risk of forfeiture within the meaning of Code Section 83 to the extent the award is forfeitable in the event that the participant ceases to provide services to the Company or a subsidiary or any performance-based requirements set forth in the agreement evidencing such award are not satisfied. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.
          A participant may accelerate his or her recognition of ordinary income, if any, and begin the participant’s capital gains holding period by filing within thirty days of the award of restricted stock by making an election pursuant to Code Section 83(b). If a participant makes such an election, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by the Company. The Board in its discretion may condition an award of restricted stock upon the participant’s refraining from making an election under Code Section 83(b) with respect to the award.
          Tax Effects for the Company. Unless limited by Code Section 162(m), as described below, the Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a stock option).
          Code Section 162(m). Code Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Code Section 162(m) and the Company intends that a significant portion of awards to executive officers will be performance-based and designed to comply with Code Section 162(m). In order for stock option grants to be considered performance-based compensation, the Plan must set forth a limit to the number of shares that may be granted pursuant to options to any one employee in a specified period. Accordingly, the Plan provides that no employee may be granted options to purchase more than 25,000 shares in any 12-month period.
Other Information
          The Plan is not qualified under the provisions of Code Section 401(a) and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.
Summary of Benefits
          Because the Company has not yet made any awards under the Plan and because future awards under the Plan are discretionary and not yet determined, benefits that individual participants will receive under the Plan are not determinable at this time and we have therefore not included a table estimating future awards.
          If the shareholders approve the Plan, the Company anticipates that it will register the shares subject to the Plan with the Securities and Exchange Commission and with any applicable state securities commission where registration is required. The Company will bear the cost of such registrations.
          As provided above, only employees and non-employee directors of the Company and its subsidiaries will be eligible to receive stock options or restricted stock under the Plan. This includes the executive officers listed in the Summary Compensation Table. See “EXECUTIVE COMPENSATION – SUMMARY COMPENSATION TABLE.”
The Board of Directors recommends that you vote “FOR” approval of the North Penn Bancorp, Inc. Omnibus Stock Option Plan.

PROPOSAL 3. RATIFICATION OF
INDEPENDENT REGISTERED ACCOUNTING FIRM
          The Audit Committee of the Board of Directors has appointed McGrail Merkel Quinn & Associates to be the Company’s independent registered accounting firm for the 2006 fiscal year. McGrail Merkel Quinn & Associates served as the Company’s independent registered accounting firm for the fiscal year ended December 31, 2005. A representative of McGrail Merkel Quinn & Associates will be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
The Board of Directors recommends that you vote “FOR” ratification of the appointment of McGrail Merkel Quinn & Associates as the Company’s independent registered accounting firm for fiscal year 2006.
Audit Fees
The following table sets forth the fees billed to the Company for the fiscal year ending December 31, 2005 and billed to the Bank for the fiscal year ended December 31, 2004 by McGrail Merkel Quinn & Associates:

	Year End December 31,
	2005	2004
Audit Fees (1)	43,950	20,000
Audit-Related Fees	0	55,000
Tax Fees (2)	5,500	5,000
All Other Fees (3)	0	0

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent registered accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of compliance fees for the preparation of original tax returns. Tax service fees also include fees relating to other tax advice, tax consulting and planning.

(3)	All Other Fees consisted primarily of consulting services for the facilitating of strategic planning meetings, loan servicing quality control review and regulatory compliance review
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Accounting Firm
          The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.
          In addition, the Audit Committee has established a process regarding pre-approval of audit and permissible non-audit services provided by the independent registered accounting firm. Management’s requests that particular services by the independent registered accounting firm be pre-approved under the auditor services policy must be specific as to the particular services to be provided.

          The request may be made with respect to either specific services or a type of service for predictable or recurring services.
          During the year ended December 31, 2005, all audit and non-audit services were approved, in advance, by the Audit Committee in compliance with these procedures.
Report of the Audit Committee
          The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent registered accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
          In this context, the Audit Committee has met and held discussions with management, the internal auditor and the independent registered accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered accounting firm. The Audit Committee discussed with the independent registered accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.
          In addition, the Audit Committee has received the written disclosures and the letter from the independent registered accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered accounting firm the auditor’s independence from the Company and its management. In concluding that the auditor is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditor were compatible with its independence.
          The Audit Committee discussed with the Company’s independent registered accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered accounting firm, with and without management and the internal auditor presents, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
          In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered accounting firm is in fact “independent.”

          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also has appointed, subject to shareholder ratification, the selection of the Company’s independent registered accounting firm.
Audit Committee:
Kevin M. Lamont (Chairman)
John Schumacher
Herbert C. Kneller
EXECUTIVE COMPENSATION
Summary Compensation Table
          The following information is furnished for the Chief Executive Officer and the highest paid executive officers of the Company who received salary and bonus of $100,000 or more during the year ended December 31, 2005 and of the Bank who received salary and bonus of $100,000 or more during the years ended December 31, 2004 and December 31, 2003.

	Annual Compensation
				Other Annual	All Other
				Compensation(1)	Compensation(2)
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	($)
Frederick L Hickman,	2005	150,000	22,500	—	$3,635
President and Chief	2004	140,596	20,000	—	$3,724
Executive Officer	2003	135,188	18,000	—	$3,099

(1)	Does not include the aggregate amount of perquisites or other personal benefits, which was the lesser of $50,000 or 10% of the total annual salary and bonus reported.

(2)	Represents matching contributions under the 401(k) Plan.
Employment Agreements
          On June 1, 2005, the Company and the Bank entered into amended and restated employment agreements with Frederick L. Hickman and Thomas J. Dziak. The Company and the Bank also entered into an employment agreement with Thomas A. Byrne. The Company and the Bank entered into the agreements to help ensure that they maintain a stable and competent management base after the offering. The continued success of the Company and the Bank depends to a significant degree on the skills and competence of Mr. Hickman, Mr. Dziak and Mr. Byrne.
          The employment agreements each provide Mr. Hickman and Mr. Dziak with a three-year term, while Mr. Byrne entered into an employment agreement for a two-year term. The term of the employment agreements may be renewed after review by the respective Board of Directors. Mr. Hickman, Mr. Dziak and Mr. Byrne’s base salaries as of January 1, 2005 was $150,000, $83,000 and $82,500, respectively. The Boards of Directors reviews the base salaries for each executive each year in order to consider any appropriate changes. Mr. Hickman and Mr. Dziak are eligible to receive a cash bonus of $10,000 or more, subject to Board approval. Mr. Byrne is eligible to receive a cash bonus based upon the attainment of certain goals, which goals have been established by the Board. In addition to base salaries, Mr. Hickman’s and Mr. Dziak’s employment agreements provide for, among other things, country club memberships and automobiles. Mr. Byrne has been provided with an automobile as part of his employment agreement. The employment agreements for each executive provides for participation in stock-based benefit plans and other fringe benefits applicable to each executive.

          The employment agreements provide that the Company and the Bank may terminate the executives’ employment for cause, as described in the employment agreements, at any time. If the Company or the Bank terminates the executives’ employment for reasons other than for cause, or if either executive resigns from the Company or the Bank after specified circumstances that would constitute constructive termination, the executive or, if he dies, his beneficiary, is entitled to receive an amount equal to the remaining base salary payments due for the remaining term of the employment agreement plus an amount equal to the average amount of such executive’s bonus over the term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of the Company and the Bank during the remaining term of the employment agreement. The Bank would also continue and/or pay for the executives’ life, medical and dental coverage for the remaining term of the employment agreements. The executives have agreed not to compete with the Company or the Bank for one year following their termination of employment other than in connection with a change in control.
          Under the employment agreements, if Mr. Hickman or Mr. Dziak voluntarily (upon circumstances discussed in the agreements) or involuntarily terminate employment following a change in control of the Company or the Bank, Mr. Hickman or Mr. Dziak or, if the executives die, their beneficiary, receives a severance payment equal to 2.99 times his average annual compensation for the five (5) most recent taxable years that he has been employed by the Bank or such lesser number of years in the event that he shall have been employed by the Bank for less than five (5) years. Mr. Byrne’s employment agreement provides that he is entitled to two times his average annual compensation in the situations described above. The Bank would also continue the executives’ life, medical, and dental coverage for 36 months following termination of employment. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer would not be entitled to deduct such amount. The agreements limit payments made to the executive in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.
          The Company and the Bank pay or reimburse the executives for all reasonable costs and legal fees paid or incurred by the executives in any dispute or question of interpretation relating to the employment agreements if the executives are successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Company and the Bank will indemnify Mr. Hickman, Mr. Dziak and Mr. Byrne to the fullest extent legally allowable.
Supplemental Executive Retirement Agreements
          On July 27, 2004, the Bank approved entering into supplemental executive retirement agreements with Frederick L. Hickman, Thomas J. Dziak and Thomas A. Byrne. Upon reaching the age of 65, Mr. Hickman, Mr. Dziak and Mr. Byrne each receive $83,000, $46,000 and $43,000, respectively, per year for 10 years. In order to be eligible to receive payments under the agreements, Mr. Hickman, Mr. Dziak and Mr. Byrne must meet the requirements set forth in their agreements.
Trustee Emeritus/Retirement Plan
          On July 27, 2004, the Bank approved implementation of a trustee emeritus/retirement plan. Upon reaching the age of 75, trustees may elect to participate in the plan upon their retirement from the board of trustees. Upon a trustee’s election to retire from the board, the trustee receives an annual fee for service as a trustee emeritus equal to 70% of the trustee’s base board fees calculated at the time of retirement. The fee is payable in equal monthly installments for a period of 5 years. As part of the plan, participants agree to be available for advice and consultation and act as a “goodwill ambassador” for North Penn Bank. Participants also agree not to enter into any competitive arrangements contrary to North Penn Bank’s best interests. In order for a trustee to participate in the plan, trustees who had already reached the age of 75 were required to elect to participate no later than January 23, 2005 after which time they would have retired and received benefits. No trustee who had already reached the age of 75 elected to participate in the trustee emeritus/retirement plan. Trustees under the age of 75 have 180 days after reaching the age of 75 to elect to participate in the plan. Trustees not electing to participate in the plan will remain on the Board.
Benefit Plans
          Defined Benefit Plan. Effective July 1, 1999, the Bank transferred the plan assets of its defined benefit retirement plan to the Pentegra Defined Benefit Plan for Financial Institutions, administered by the Pentegra Group. The fund covers all employees who have met the stated age and service requirements. A benefit formula provides for retirement benefits that are calculated as a percentage of salary during their working career, as defined in the plan.
          401(k) Plan. Effective June 1, 2005, the Bank established the North Penn Bank Employees’ Savings and Profit Sharing Plan and Trust with the Pentegra Group. The plan covers all employees who meet the age and service requirements. Participants in the plan are permitted to make contributions up to 20% of the compensation. The Bank will match 50% of the participants’ contributions, not to exceed 6% of monthly compensation.
          Employee Stock Ownership Plan. As part of its mutual holding company reorganization and minority stock offering, the Bank established an employee stock ownership plan for eligible employees of the Bank. Eligible employees who were 21 years old and employed by the Bank on June 1, 2005, the closing date of the reorganization and minority stock offering, began participating in the plan as of that date. Thereafter, new employees of the Bank who are 21 years old and have been credited with at least six months of service with the Bank are eligible to participate in the employee stock ownership plan as of the first entry date following their completion of the plan’s eligibility requirements.
          The Bank has engaged First Bankers Trust to serve as an independent third party trustee. The trustee purchased 53,211 shares or 8.0% of the sum of the shares sold in the offering plus shares issued to North Penn Charitable Foundation, on behalf of the employee stock ownership plan. The employee stock ownership plan funded its purchase in the offering through a loan from the Company. The loan equaled 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan is being repaid principally from the Bank’s contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 10-year term of the loan. The interest rate for the employee stock ownership plan loan is prime rate plus 1/2%.
          In any plan year the Bank may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the employee stock ownership plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by the Company. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions. The Bank’s contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.
          Shares purchased by the employee stock ownership plan with the proceeds of the employee stock ownership plan loan are held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account are allocated among participants on the basis of each participant’s proportional share of compensation.
          After two years of service, participants will vest in the benefits allocated under the employee stock ownership plan at a rate of 20% per year for each year of continuous service with the Bank. A participant will become fully vested automatically upon death or disability, a change in control or termination of the employee stock ownership plan. Benefits are generally distributable upon a participant’s separation from service. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining plan participants.

          Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.
          Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants’ accounts.
          The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. The Bank is in the process of requesting a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. The Bank expects to receive a favorable determination letter, but cannot guarantee that it will.
OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
          Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2005.
Transactions with Management
          Loans and Extensions of Credit. The Sarbanes-Oxley Act generally prohibits loans by the Company and the Bank to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk or repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.
          In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of the Bank’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors.

          Total loans outstanding from the Company and the Bank at December 31, 2005, to the Company’s and the Bank’s officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $976,000, or approximately 7.34% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2006, to the above described group was $964,000.
          Other Transactions. During the last two years, the Company was not a party to any transaction in which any director or executive officer of the Company had a direct or indirect material interest.
SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS
          Shareholder Nominations and Proposals. Any shareholder desiring to present a nomination or proposal for inclusion in the Company’s proxy statement or form of proxy relating to the 2007 Annual Meeting of Shareholders must advise the Secretary of the Company at our offices at 216 Adams Avenue, Scranton, Pennsylvania 18503 of such intention in writing by December 1, 2006. The Company’s Articles of Incorporation provide that in order for a shareholder to make a nomination for the election of directors or a proposal for business to be brought at the annual meeting, a shareholder must deliver notice of such nomination or proposal to the Secretary not less than 60 days prior to the anniversary date of the immediately preceding annual meeting. If the Company does not receive such notice by that date, the notice will be considered untimely. Our proxy for the 2007 Annual Meeting of Shareholders will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any matter of which we do not receive timely notice.
SHAREHOLDER COMMUNICATIONS
          The Company encourages shareholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit Committee, Kevin M. Lamont, at (570) 344-6113. Other communications to the Board of Directors may be made to the Chairman of the Nominating and Corporate Governance Committee, James W. Reid, Esq., at (570) 344-6113. Communications to individual directors may be made to such director at (570) 344-6113.
MISCELLANEOUS
          The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally, by email or by telephone without receiving additional compensation. Regan & Associates, Inc., a proxy solicitation firm, will be paid a fee of $6,000, plus of out-of-pocket expenses, to assist the Company in soliciting proxies.
          The Company’s Annual Report to Shareholders has been mailed to persons who were shareholders as of the close of business on March 24, 2006. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE CLOSE OF BUSINESS ON MARCH 24, 2006 UPON WRITTEN REQUEST TO BRIDGET ORUE, NORTH PENN BANCORP, INC., 216 ADAMS AVENUE, SCRANTON, PENNSYLVANIA 18503-1692.

          If you and others who share your address own shares in street name, your broker or other holder of record may be sending only one Annual Report and Proxy Statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting your broker or other holder of record.
          Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed WHITE proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS Frank H. Mechler Secretary

Scranton, Pennsylvania
March 31, 2006

Appendix A
2006 OMNIBUS STOCK OPTION PLAN
ARTICLE I — ESTABLISHMENT OF THE PLAN
          North Penn Bancorp, Inc. (the “Company”) hereby establishes the North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan (the “Plan”) upon the terms and conditions hereinafter stated. The Purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging officers, key employees and directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of key employees and directors with exceptional qualifications, and (c) linking key employees and directors directly to shareholder interests through ownership of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of options to purchase shares of the Company or restricted stock.
ARTICLE II — DEFINITIONS
2.01	“Award” means any stock option or restricted stock award granted to a Participant under the Plan.

2.02	“Board” means the Board of Directors of the Company.

2.03	“Change in Control” means, except as otherwise provided in a Stock Award Agreement, the first to occur of any of the following events:
(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Company’s employee benefit plans, or any entity holding the Company’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities other than pursuant to a transaction excepted in Clause (b) or (c);
(b) a binding written agreement is executed (and, if legally required, approved by the Company’s shareholders) providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Company or of North Penn Bank to another entity, except to an entity controlled directly or indirectly by the Company;
(c) the shareholders of the Company approve a merger, consolidation, or other reorganization of the Company, unless:
(i) under the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation or reorganization, the shareholders of the Company immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Company resulting from such merger, consolidation or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;
(ii) under the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Company after such merger, consolidation or reorganization; and
(iii) based on the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Company or any Subsidiary of the Company, (B) any Benefit Plan, (C) the Surviving Company or any Subsidiary of the Surviving Company, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Company’s then outstanding voting securities;
(d) a plan of liquidation or dissolution of the Company, other than pursuant to bankruptcy or insolvency laws, is adopted;
(e) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or
Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities solely as a result of an acquisition by the Company of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Company’s then outstanding securities by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Company be deemed to occur under Clause (a) with respect to Benefit Plans.
2.04	“Code” means the Internal Revenue Code of 1986, as amended.

2.05	“Common Stock” means shares of the common stock, $0.10 par value per share, of the Company.

2.06	“Director” means a non-employee director of the Board or of the board of directors of a Subsidiary of the Company.

2.07	“Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

2.08	“Effective Date” means the date upon which the Board approves this Plan.

2.09	“Employee” means any person who is employed by the Company or a Subsidiary of the Company, and whose wages are reported on a Form W-2. The Company classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility as such under the Plan.

2.10	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11	“Fair Market Value” of a share of the Company’s Common Stock for all purposes under the Plan on a particular date shall be the most recent valuation adopted by the Board in good faith of the fair market value of each share of the Company’s Common Stock; provided that, in the event the Common Stock becomes registered under Section 12 or Section 15 of the Exchange Act, the Fair Market Value of the Company’ Common Stock shall be the mean between the high and low sales price per share of Common Stock on such date, or in case no such sale takes place on such date, the last date on which a sale occurred, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market, or if the Common Stock is not listed or admitted for trading or included for quotation, in the over-the-counter market, as reported by the NASD Automatic Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock, or such other method of valuation as may be selected by the Board in good faith. If the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” means a day on which public trading of securities occurs and as reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, any business day.

2.12	“Grantee” refers to any Participant in the Plan who receives an Award.

2.13	“Incentive Stock Option” means any Award granted under this Plan that the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

2.14	“Non-Qualified Stock Option” means any Award granted under this Plan that is a stock option but is not an Incentive Stock Option.

2.15	“Officer” means any Employee who is designated by the Board as a corporate officer.

2.16	“Option” means an Incentive Stock Option or Non-Qualified Stock Option.

2.17	“Participant” means any Employee or Director who is designated by the Board pursuant to Article VI to participate in the Plan.

2.18	“Restricted Stock Award” means a Award granted under Section 7.02 hereof.

2.19	“Retirement” means a Participant’s termination of employment or service with the Company or a Subsidiary of the Company that constitutes a “retirement” under any applicable qualified pension benefit plan maintained by the Company (even if such Participant is not a participant or is no eligible to participate in such benefit plan) as that term is defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or if no such plan is maintained by the Company, a termination of employment or service anytime following attainment of age 65.

2.20	“Stock Award Agreement” means the written agreement pursuant to Article VI hereof that sets forth the terms, conditions, restrictions and privileges for an Award and that incorporates the terms of the Plan.

2.21	“Subsidiary.” A subsidiary corporation, as defined in Code Section 424(f) that is a subsidiary of a relevant corporation.

ARTICLE III — ADMINISTRATION OF THE PLAN AND MISCELLANEOUS
          3.01 Plan Administration. The Plan shall be administered by the Compensation Committee (the “Committee”). The Committee shall be responsible to the Board for the overall administration and operation of the Plan, although the Committee may, in its discretion, delegate to one or more officers responsibility for the day-to-day operation of the Plan. The Board shall make all determinations with respect to participation in the Plan by Employees, Officers, and Directors, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Board or the Committee shall be final. No member of the Board shall be liable for any action or determination made by him or her in good faith
          3.02 Revocation for Misconduct. Any Award, or portion thereof, under this Plan, whether or not vested, made to a Participant who is discharged from the employ of the Company or any of its Subsidiaries (or whose service is terminated in the case of a Director) for any misconduct as determined in the sole discretion of the Board, shall automatically terminate, rescind, and be revoked.
          3.03 Limitation on Liability. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent allowed by law and the Company’s bylaws, the Board and the Committee shall be indemnified by the Company in respect of all their activities under the Plan.
          3.04 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any Federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.
          3.05 Restrictions on Transfer. The Company shall place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shall may be restricted as permitted by applicable laws and regulations.
ARTICLE IV — ELIGIBILITY
          Awards may be granted to such Employees, Officers, or Directors, as may be designated from time to time by the Board, pursuant to guidelines, if any, which may be adopted by the Committee from time to time.
ARTICLE V — COMMON STOCK AVAILABLE FOR THE PLAN
          The aggregate number of shares of Common Stock that may be issued pursuant to this Plan shall be 93,119. The maximum aggregate number of shares of Common Stock that may be awarded as Restricted Stock Awards under the Plan shall not exceed 26,605. The maximum aggregate number of shares of Common Stock that may be granted as Options under the Plan shall not exceed 66,514. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, or the like, the Board may make appropriate adjustment in (i) the number of shares of Common Stock authorized by the Plan in the aggregate and as Options and Restricted Stock Awards, (ii) the number and exercise price of shares covered by outstanding Awards under the Plan, and (iii) the number of shares that may be awarded as Options to any one individual in a 12-month period. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment. The Board may make such adjustments, and its determination shall be final, binding, and conclusive.
          The Board also may adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate in order to prevent dilution or expansion of the rights of Participants, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the participant, if such adjustment would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.
          No shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.
ARTICLE VI — PARTICIPATION; STOCK AWARD AGREEMENT
          The Board shall, in its discretion, determine from time to time which Employees, Officers, or Directors will participate in the Plan and receive Awards under the Plan. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee, Officer, or Director, his or her present and potential contributions to the growth and success of the Company, his or her cash compensation and such other factors as the Board shall deem relevant to accomplishing the purposes of the Plan.
          All awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Stock Award Agreement. No Award under this Plan shall be effective unless memorialized in writing by the Committee in a Stock Award Agreement delivered to and signed by the Participant.
ARTICLE VII — AWARDS
          7.01 Stock Options. The Board may from time to time grant to eligible Participants Awards of Incentive Stock Options or Non-Qualified Stock Options; provided however that Awards of Incentive Stock Options shall be limited to Employees of the Company or any of its Subsidiaries. All Options shall have an exercise price at least equal to the Fair Market Value of a share of Common Stock at the time of grant, except as provided in Section 8.06. The exercise price applicable to a particular Award shall be set forth in each individual Stock Award Agreement.
          7.02 Restricted Stock. The Board may from time to time grant Restricted Stock Awards to eligible Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Restricted Stock Award represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Board my determine.
ARTICLE VIII — OPTION AWARDS
          8.01 Vesting of Options
          (a) General Rules. Each Option granted under the Plan shall become vested so that 20% of the Option shall vest commencing one year from the date of the grant and 20% of the Option shall vest on each one year anniversary thereafter, so that 100% of such Option shall be vested as of the sixth anniversary of the date of grant, provided that, vesting of an Option may also be based on the attainment of specified business goals or measures established by the Board in its sole discretion. Notwithstanding the foregoing, no vesting shall occur on or after the date that a Participant’s employment or service with the Company or any of its Subsidiaries terminates for any reason other than the Participant’s Death, Disability, or Retirement. In determining the number of shares of Common Stock with respect to which such Awards are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.
          (b) Acceleration of Vesting Upon Death, Disability or a Change in Control. In the event that (i) a Participant dies while in the employ of, or service with the Company or any of its Subsidiaries or terminates employment or service with the Company or any of its Subsidiaries as a result of Disability or (ii) a Change in Control occurs, any Option granted to such Participant under this Plan not yet vested on such date shall become 100% vested as of such date and be exercisable either by the Participant or the Participant’s representative subject to Section 8.03.
          8.02 Duration of Options.
          (a) General Rule. Except as provided in Section 8.05, each Option granted to a Participant shall be exercisable at any time on or after it vests until the earlier of (i) ten (10) years after its date of grant or (ii) the date that is six (6) months (ninety (90) days in the case of Incentive Stock Options granted to Employees) following the last day on which the Participant is employed or serves as a Director.
          (b) Exception for Termination Due to Death, Disability, or Retirement. If a Participant dies while in the employ of, or service with, the Company or any of its Subsidiaries or terminates employment or service with the Company or any of its Subsidiaries as a result of Disability, or Retirement without having fully exercised his Awards, the Participant or his legal representative or guardian, or the executors, administrators, legatees or distributes of his estate shall have the right, during the twelve (12) month period following the earlier of his death Disability or Retirement, to exercise such Awards to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Award be exercisable more than ten (10) years from the date it was granted.
          (c) Notice of Disposition; Withholding; Escrow. A Grantee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Grantee such amounts as may be necessary to satisfy any withholding requirements of Federal or state law or regulation and, further, to collect from the Grantee any additional amounts which may be required for such purpose. The Board may, in its discretion, require shares of Common Stock acquired by a Grantee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.02(c).
          8.03 Nonassignability. Options shall not be transferable by a Grantee except by will or the laws of descent or distribution, and during a Grantee’s lifetime shall be exercisable only by such Grantee or the Grantee’s guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, a Grantee who holds Non-Qualified Stock Options may transfer such Awards to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Grantee who originally received the grant or to an individual or trust to whom the Grantee would have initially transferred the Option pursuant to this Section 8.03. Options which are transferred pursuant to this Section 8.03 shall be exercisable by the transferee according to the same terms and conditions as applied to the Grantee.
          8.04 Manner of Exercise. To the extent vested and exercisable, Options may be exercised in part or in whole from time to time by execution of a written notice directed to the Company, at the Company’s principal place of business, accompanied by cash or a check in payment of the exercise price for the number of shares specified and paid for. The Board, may in its discretion, permit a Grantee to exercise vested and exercisable Options awarded under this Plan by surrendering an amount of Common Stock already owned by the Grantee equal to the Options’ exercise price, but only in instances where the shares to be surrendered have been held by the Grantee for a period of at least six (6) months. Subject to the limitations set forth in the Stock Award Agreement, in the event of, and after such time as the Common Stock is listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market, the Board may, in its discretion, allow the Grantee may make payment by arranging with a third party broker to sell a number of shares otherwise deliverable to the Grantee and attributable to the exercise of the Option in order to pay the exercise price of the Option.

          8.05 $100,000 Limitation. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company, shall not exceed $100,000. To the extent that the aggregate value of shares of common stock to be received by the Grantee for the first time in any one year pursuant to the exercise of an Incentive Stock Option (“ISO Stock”) exceeds $100,000 based on the fair market value of the Common Stock as of the date of the Incentive Stock Option’s grant, such excess shall be treated as Common Stock received pursuant to the exercise of a Non-Qualified Stock Option (“NQSO Stock”). The Company shall designate which shares of Common Stock to be received by the Grantee will be treated as ISO Stock and which shares of Common Stock, if any, will be treated as NQSO Stock by issuing separate share certificates identifying in the Company’s share transfer records which shares are ISO Stock.
          8.06 Limitation on Ten Percent Shareholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to shareholders of the Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.
          8.07 Limit on Stock Option Grants. Awards of options under this Plan (and any other plan of the Company or a Subsidiary of the Company providing for stock option awards) to any individual Employee shall not exceed, in the aggregate, options to acquire 25,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article V.
ARTICLE IX – RESTRICTED STOCK AWARDS
          9.01 Vesting of Restricted Stock.
          (a) General Rules. Restricted Stock Awards shall become vested so that 20% of the Restricted Stock Award shall vest commencing one year from the date of the grant and 20% of the Restricted Stock Award shall vest on each one year anniversary thereafter, so that 100% of such Restricted Stock Award shall be vested as of the sixth anniversary of the date of grant, provided that vesting of an Restricted Stock Award may also be based on the attainment of specified business goals or measures established by the Board in its sole discretion. Notwithstanding the foregoing, no vesting shall occur on or after the date that a Participant’s employment or service with the Company or any of its Subsidiaries terminates for any reason other than the Participant’s Death, Disability, or Retirement.
          (b) Acceleration of Vesting Upon Death, Disability, or a Change in Control. In the event that (i) a Participant dies while in the employ of, or service with the Company or any of its Subsidiaries or terminates employment or service with the Company or any of its Subsidiaries as a result of Disability or (ii) a Change in Control occurs, any Restricted Stock Award(s) granted to such Participant under this Plan not yet vested on such date shall become 100% vested as of such date.
          9.02 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Board. The Board may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Board. The Board may require that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed.

          9.03 Rights as Shareholder. Subject to the foregoing provisions of this Article IX and the applicable Stock Award Agreement, the Participant will have all rights of a shareholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Board determines otherwise at the time the Restricted Stock Award is granted.
          9.04 Section 83(b) Election. The Board may provide in a Stock Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.
ARTICLE X — AMENDMENT AND TERMINATION OF THE PLAN
          The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock or Awards which have not been granted, but no such action shall adversely affect the rights under any outstanding Award without the holder’s consent. If and to the extent necessary to ensure that Incentive Stock Options granted under the Plan remain qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s shareholders who are eligible to vote at a meeting of shareholders.
ARTICLE XI — EMPLOYMENT RIGHTS
          Neither the Plan nor any Award hereunder shall create any right on the part of any Officer, Employee, or Director to continue in such capacity.
ARTICLE XII — WITHHOLDING
          The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Grantee to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.02(c).
          The Board is authorized to adopt rules, regulations or procedures which provide for the satisfaction of a Participant’s tax withholding obligation by the retention of shares of Common Stock to which he otherwise would be entitled pursuant to an Award or by the Participant’s delivery of previously-owned shares of Common Stock or other property. However, if the Company adopts rules, regulations or procedures which permit withholding obligations to be met by the retention of Common Stock to which a Grantee otherwise would be entitled pursuant to an Award, the fair market value of the Common Stock retained for such purpose shall not exceed the minimum required Federal, state and local tax withholding due upon exercise of the Award.
ARTICLE XIII — EFFECTIVE DATE OF THE PLAN; TERM
          13.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Company at a meeting of shareholders of the Company held within twelve (12) months before or after the Effective Date.
          13.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XIV — GOVERNING LAW
          To the extent not governed by Federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.
          IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan, and to apply the corporate seal hereto as of the 28th day of March 2006.

NORTH PENN BANCORP, INC.

By:

Name:

Title:

Appendix B
AUDIT COMMITTEE CHARTER
Organization
          The primary function of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of North Penn Bancorp, Inc. (the “Company”) is to review: the integrity of the financial reports and other financial information provided by the Company to any governmental body or the public, including any certification, report, opinion or review performed by the Company’s independent accountants; the Company’s compliance with legal and regulatory requirements; the independent accountant’s qualifications and independence; the performance of the Company’s internal audit functions, its independent accountants and system of internal controls and disclosure procedures regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s auditing, accounting and financial reporting processes generally; and the preparation of information required by the Securities and Exchange Commission rules to be included in the Company’s annual proxy statement.
          The Audit Committee will be comprised of three or more directors as determined by the Board each of whom shall satisfy the definition of independent director as defined in any qualitative listing requirements for Nasdaq Stock Market, Inc. issuers and any applicable Securities and Exchange Commission rules and regulations. All members of the Audit Committee must be financially literate at time of appointment, or within a reasonable period of time thereafter, meaning they must have the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee shall have past employment in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with oversight responsibilities. The members of the Audit Committee will be elected by the Board on an annual basis.
Responsibilities
          In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. To fulfill its responsibilities and duties the Audit Committee shall:
1.	Provide an open avenue of communication between management, the independent registered accounting firm, internal audit department and the Board.

2.	Meet four times per year or more frequently as circumstances may require. A quorum of the Audit Committee shall be declared when a majority of the appointed members of the Audit Committee are in attendance.

3.	The Audit Committee shall meet with the independent registered accounting firm and management at least quarterly to review the Company’s financial statements. In meetings attended by the independent registered accounting firm or by regulatory examiners, a portion of the meeting will be reserved for the Audit Committee to meet in closed session with these parties.

4.	Keep written minutes for all meetings.

5.	Review with the independent registered accounting firm and internal audit department the work to be performed by each to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

6.	Review all significant risks or exposures to the Company found during audits performed by the independent registered accounting firm and internal audit department and ensure that these items are discussed with management. From these discussions, assess and report to the Board regarding how the findings should be addressed.

7.	Review recommendations from the independent registered accounting firm and internal auditing department regarding internal controls and other matters relating to the accounting policies and procedures of the Company.

8.	Following each meeting of the Audit Committee, the chairman of the committee will submit a record of the meeting to the Board including any recommendations that the Committee may deem appropriate.

9.	Ensure that the independent registered accounting firm discusses with the Audit Committee their judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in the financial reports. The discussion should include such issues as the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosures.

10.	Review the Company’s audited annual financial statements and the independent registered accounting firm’s opinion regarding such financial statements, including a review of the nature and extent of any significant changes in accounting principles.

11.	Arrange for the independent registered accounting firm to be available to the full Board at least annually to discuss the results of the annual audit and the audited financial statements that are a part of the annual report to shareholders.

12.	Review with management, the independent registered accounting firm, internal audit department and legal counsel, legal and regulatory matters that may have a material impact on the financial statements.

13.	Review with management and the independent registered accounting firm all interim financial reports filed pursuant to the Securities Exchange Act of 1934.

14.	Generally discuss earnings press releases and financial information as well as earnings guidance provided to analysts and rating agencies.

15.	Select the independent registered accounting firm, considering independence and effectiveness, and be solely responsible for their compensation, oversight and retention (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee. The Audit Committee should confirm the independence of the independent registered accounting firm by requiring them to disclose in writing all relationships that, in the auditor’s professional judgment, may reasonably be thought to bear on the ability to perform the audit independently and objectively.

16.	Review the performance of the independent registered accounting firm.

17.	Review the activities, organizational structure and qualifications of the internal audit department. The Audit Committee should also review and concur in the appointment, replacement, reassignment, or dismissal of the manager of the internal audit department.

18.	Be authorized to retain independent counsel and other advisors as it deems necessary to carry out its duties and to assist it in the conduct of any investigation. In connection therewith, the Audit Committee shall be provided appropriate funding as determined by the Audit Committee for payment to accountants and advisors.

19.	Have in place procedures for (1) receiving complaints regarding accounting, internal accounting controls, or auditing matters, and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting.

20.	Approve, in advance, all permissible non-audit services to be completed by the independent registered accounting firm. Such approval process will ensure that the independent registered accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

21.	Set clear hiring policies for hiring employees or former employees of the independent registered accounting firm.

22.	Review and approve all related-party transactions.
          In addition to the responsibilities presented above, the Audit Committee will examine this Charter on an annual basis to assure that it remains adequate to address the responsibilities that the Committee has. Further, the Committee will disclose in each annual proxy statement to it’s shareholders whether it satisfied the responsibilities during the prior year in compliance with the Charter, and will disclose a copy of the Charter triennially either in the annual report to shareholders or proxy statement.
Adopted: June 1, 2005

REVOCABLE PROXY
NORTH PENN BANCORP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The shareholder signing this proxy card appoints Thomas J. Dziak and Thomas A. Byrne, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all of the shares of the common stock, $0.10 par value per share, of North Penn Bancorp, Inc. that the shareholder holds of record on March 24, 2006, at the Annual Meeting of Shareholders of North Penn Bancorp, Inc. to be held on May 23, 2006, and at any adjournment thereof.
THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE OTHER TWO LISTED PROPOSALS, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.
THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.
(THIS PROXY CARD MUST BE VOTED, SIGNED AND DATED
ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
ALL OF THE MATTERS BELOW.
1.	Election of Class II Directors:
  NOMINEES: 01 – Herbert C. Kneller; 02 – Frank H. Mechler; 03 – David Samuel.
☐ FOR all nominees listed (except as marked to the contrary below)
☐ WITHHOLD authority to vote for all nominees listed
(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominees’ names or numbers on the line below.)

2.	Proposal to approve the North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan.
☐ For                ☐ Against                 ☐ Abstain
3.	Proposal to ratify the appointment of McGrail Merkel Quinn & Associates, as Independent Registered Accounting Firm for the Company for the fiscal year ending December 31, 2006.
☐ For                ☐ Against                 ☐ Abstain
          I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders of North Penn Bancorp, Inc. called for May 23, 2006, an attached Proxy Statement for the Annual Meeting and a 2005 Annual Report.

DATE: , 2006

Signature

Signature
Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above. If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.

Dear ESOP Participant:
          On behalf of the Board of Directors, I am forwarding to you the attached YELLOW vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc., our ESOP Trustee, on the proposals presented at the Annual Meeting of Shareholders of North Penn Bancorp, Inc. (the “Company”) on May 23, 2006. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and a North Penn Bancorp, Inc. Annual Report to Shareholders.
          As a participant in the North Penn Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your ESOP account as of March 24, 2006, the record date for the Annual Meeting.
          The Trustee will vote all allocated shares of Company common stock as directed by participants. The Trustee will vote unallocated shares of Common Stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants, subject to its fiduciary duties.
          To direct the ESOP Trustee how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed YELLOW vote authorization form and return it in the enclosed, postage-paid envelope no later than May 15, 2006. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or North Penn Bank.

Sincerely, Frederick L. Hickman President and Chief Executive Officer

VOTE AUTHORIZATION FORM
          I understand that First Bankers Trust Services, Inc. (the “ESOP Trustee”), is the holder of record and custodian of all shares of North Penn Bancorp, Inc. (the “Company”) common stock under the North Penn Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 23, 2006.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
ALL OF THE MATTERS BELOW.
          You are to vote my shares as follows:
1.	Election of Class II Directors:
  NOMINEES: 01 – Herbert C. Kneller; 02 – Frank H. Mechler; 03 – David Samuel.
☐ FOR all nominees listed (except as marked to the contrary below)
☐ WITHHOLD authority to vote for all nominees listed
(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominees’ names or numbers on the line below.)

2.	Proposal to approve the North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan.
☐ For                ☐ Against                 ☐ Abstain
3.	Proposal to ratify the appointment of McGrail Merkel Quinn & Associates, as Independent Registered Accounting Firm for the Company for the fiscal year ending December 31, 2006.
☐ For                ☐ Against                 ☐ Abstain
          The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

DATE: , 2006

Signature
PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN MAY 15, 2006.

Dear 401(k) Plan Participant:
          On behalf of the Board of Directors, I am forwarding to you the attached BLUE vote authorization form for the purpose of conveying your voting instructions to Pentegra Group, the Trustee for the North Penn Bancorp, Inc. Stock Fund (the “Employer Stock Fund”) in the Financial Institutions Thrift Plan (the “401(k) Plan”), on the proposals presented at the Annual Meeting of Shareholders of North Penn Bancorp, Inc. (the “Company”) on May 23, 2006. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and a North Penn Bancorp, Inc. Annual Report to Shareholders.
          As a participant in the Employer Stock Fund, you are entitled to direct the Employer Stock Fund Trustee how to vote the shares of Company common stock credited to your account as of March 24, 2006, the record date for the Annual Meeting. To direct the Trustee how to vote the shares credited to your account, please complete and sign the enclosed BLUE vote authorization form and return it in the enclosed, postage-paid envelope no later than May 15, 2006. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or North Penn Bank.

Sincerely, Frederick L. Hickman President and Chief Executive Officer

VOTE AUTHORIZATION FORM
          I understand that Pentegra Group (the “Trustee”) is the holder of record and custodian of all shares of North Penn Bancorp, Inc. (the “Company”) common stock credited to me under the Financial Institutions Thrift Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 23, 2006.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
ALL OF THE MATTERS BELOW.
          You are to vote my shares as follows:
1.	Election of Class II Directors:
  NOMINEES: 01 – Herbert C. Kneller; 02 – Frank H. Mechler; 03 – David Samuel.
☐ FOR all nominees listed (except as marked to the contrary below)
☐ WITHHOLD authority to vote for all nominees listed
(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominees’ names or numbers on the line below.)

4.	Proposal to approve the North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan.
☐ For                ☐ Against                 ☐ Abstain
5.	Proposal to ratify the appointment of McGrail Merkel Quinn & Associates, as independent Registered Accounting Firm for the Company for the fiscal year ending December 31, 2006.
☐ For                ☐ Against                 ☐ Abstain
          The Trustee is hereby authorized to vote all shares of Company common stock credited to me in its trust capacity as indicated above.

DATE: , 2006

Signature
PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN MAY 15, 2006.